UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 15, 2009
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 206-2700
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 15, 2009, I-Flow Corporation, a Delaware corporation (“I-Flow”), entered into an amendment (“Amendment No. 1”) to the Rights Agreement, dated as of March 8, 2002, by and between I-Flow and American Stock Transfer & Trust Company, LLC, a New York Limited Liability Trust Company (as successor-in-interest to American Stock Transfer & Trust Company, a New York corporation), as Rights Agent (the “Rights Agreement”).
     The effect of Amendment No. 1 is to (i) render the Rights Agreement inapplicable to the Agreement and Plan of Merger, dated as of October 8, 2009, by and between Kimberly-Clark Corporation, a Delaware corporation (“K-C”), Boxer Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of K-C, and I-Flow (the “Merger Agreement”), the Support Agreements (as defined in the Merger Agreement), and the transactions contemplated by the Merger Agreement and the Support Agreements, until the earlier of the Effective Time (as defined in the Merger Agreement) or the termination of the Merger Agreement and (ii) cause the Rights Agreement to terminate at the Effective Time.
     The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Amendment No. 1 modifies the rights of each holder of a preferred stock purchase right, which, pursuant to the Rights Agreement, represents the right to purchase one-hundredth of a Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of I-Flow.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description of Exhibit

4.1	Amendment No. 1 to Rights Agreement, dated as of October 15, 2009, by and between I-Flow Corporation and American Stock Transfer & Trust Company, LLC (as successor-in-interest to American Stock Transfer & Trust Company), as Rights Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-FLOW CORPORATION
Date: October 16, 2009	By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amendment No. 1 to Rights Agreement, dated as of October 15, 2009, by and between I-Flow Corporation and American Stock Transfer & Trust Company, LLC, (as successor-in-interest to American Stock Transfer & Trust Company), as Rights Agent

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